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                                                                   EXHIBIT 10.22

                                 LOAN AGREEMENT
                                (EMPLOYEE LOAN)

    This LOAN AGREEMENT (the "Agreement") is entered into this 22nd day of May 1998 by and between MEGABIOS CORP. (the "Company"), and JOHN F. WARNER, PH.D. ("Employee").

    WHEREAS, Employee has requested that the Company provide a loan in the amount of $130,000.00 for the purpose of assisting Employee's relocation and purchase of a principal residence; and

    WHEREAS, the Company has agreed to provide Employee with the loan in exchange for Employee's services to the Company and other valuable consideration.

    NOW THEREFORE, the parties hereto agree as follows:

    1. LOAN. Provided that the Employee is employed by the Company, the Company shall loan Employee a total of $130,000.00 ("Loan). The Loan proceeds shall be used solely to purchase Employee's new principal residence.

    2. PROMISSORY NOTE. So long as Employee remains employed by the Company and the Employee is not in default under this Agreement or the Note, the Loan shall bear interest at a rate of zero percent (0%). The Loan shall be made pursuant to a promissory note in the form attached hereto as Exhibit A (the "Note"). Employee shall execute the Note concurrently with the execution of this Agreement.

    3. METHOD OF FUNDING. The Loan proceeds shall be advanced by check from the Company to Employee, or to such other financial institution as he shall designate in writing, which check shall be separate from Employee's regular paycheck.

    4. DEED OF TRUST. Employee hereby agrees to secure the Loan by executing a deed of trust granting a second lien on Employee's principal residence (the "Property) to the Company in the form attached hereto as EXHIBIT B (the "Deed of Trust"), which Deed of Trust shall be executed concurrently herewith and subsequently be recorded. Employee hereby represents and warrants that the Deed of Trust shall remain a second lien on the Property, junior only to the first deed of trust securing a note in the stated principal amount of $250,000 to be recorded in the Official Records of Contra Costa County, California. Employee further represents and warrants that (a) he is the sole and lawful fee owner of the Property, and (b) the fair market value of the Property exceeds the aggregate amount of all indebtedness secured by liens upon the Property. Employee covenants and agrees to promptly record the Deed of Trust in all appropriate jurisdictions. Employee further agrees to deliver all instruments, agreements or other documents as the Company shall reasonably require to obtain the full benefits of this Agreement.

    5. REPAYMENT OF LOAN. All principal and interest on the Loan shall become due and payable immediately upon the earlier to occur of:

        (a)  MATURITY DATE.  June 30, 2003;
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        (b)  EMPLOYMENT TERMINATION.  At the end of the sixth (6th) month following the date of Employee's death or resignation by Employee or termination by the Company of his employment, either with or without cause; or

        (c) INSOLVENCY. In the event of the insolvency of Employee, including but not limited to a bankruptcy or insolvency proceeding having been instituted by or against him or a receiver is appointed for his property, or if he makes an assignment for the benefit of creditors.

    6.  DEFAULT AND REMEDIES.

        a. DEFAULT. Employee will be in default under this Agreement upon the occurrence of any one or more of the following events: (i) the failure of Employee to make any payment required hereunder or under the Note when due,
    (ii) the breach by Employee of any other covenant or agreement under this Agreement or Note, (iii) the default by Employee of its obligations under the Deed of Trust, or any other instrument evidencing or securing this Note,
    (iv) the default by Employee of its obligations under any mortgage, deed of trust, encumbrance or lien respecting the property, which encumbrance is senior to the Deed of Trust, (v) the sale of the Property by Employee, his estate, or by a person who acquires said Property through gift, bequest, inheritance, through a domestic relations order or property settlement incident to divorce, or (vi) the appointment of a receiver for any part of the property of, or an assignment for the benefit of creditors by, or the commencement of any proceedings under any bankruptcy or insolvency laws by or against any maker, endorser or guarantor.

        b. REMEDIES. Upon Employee's default, Company may, without notice or demand to Employee, declare the entire principal sum and any amounts due thereon immediately due and payable and exercise any and all of the remedies provided under the Agreement, the Note, the Deed of Trust or at law or in equity.

    7. DEFAULT INTEREST. If any amount payable hereunder shall not be paid when due, the unpaid principal balance shall immediately begin to accrue interest at a fixed rate equal to the Prime Rate as reported in the WALL STREET JOURNAL on the due date plus two percentage points (2%) and the Company shall have all remedies available to it by law as a creditor hereunder.

    8. NON-TRANSFERABLE. The right of Employee to request and receive the Loan hereunder, as well as the benefits of the interest arrangement under this Agreement, shall not be assignable or otherwise transferable by Employee.

    9. TAXES; TAX RETURNS. All taxes resulting from this Agreement are to be the sole responsibility of Employee and Employee agrees to pay to the Company in cash or check an amount equal to any withholding obligations imposed on the Company by reason of this Agreement. Employee certifies to the Company that he reasonably expects to be entitled to and will itemize deductions on his income tax returns for each year the Loan is outstanding.

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    10.  GENERAL PROVISIONS.

        (a) This Agreement shall be governed by the laws of the State of California applicable to contracts made and performed in such state, without regard to principles of conflicts of laws.

        (b) This Agreement and its Exhibits contains the entire agreement between Employee and the Company, and is the complete, final, and exclusive embodiment of their agreement with regard to this subject matter. Employee and the Company each acknowledge and represent that this Agreement is entered without reliance on any promise or representation other than those expressly contained herein and that this Agreement cannot be modified except in a writing signed by both parties.

        (c) Except as otherwise specified herein, any notice, demand or request required or permitted to be given by either the Company or Employee pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. Mail, First Class with postage prepaid, and addressed to the Company at its then current principal office and to Employee at the address listed for him on the Company's payroll.

        (d) Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

        (e) Employee agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purpose or intent of this Agreement.

        (f) In the event of any litigation concerning this Agreement, the prevailing party shall be entitled to a reasonable sum for attorney's fees, costs, and litigation expenses, whether or not such action is prosecuted to judgment. "Prevailing Party" includes without limitation a party who agrees to dismiss an action upon payment by the other party of sums allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by that party. In the event that the Company is the prevailing Party, the Company shall also be entitled to reasonable costs associated with the collection of the Loan.

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    IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.

MEGABIOS CORP.                                       JOHN F. WARNER, PH.D

By:        Bennet Weintraub                          By:        /s/ John F. Warner
           ---------------------------------------              ---------------------------------------
                                                                John F. Warner

Title: CFO, VP-Finance
       -----------------------
Address: 863A Mitten Road                            Address: 2698 Derby Dr.
         Burlingame, CA 94010                                 San Ramon, CA 94583

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                                   EXHIBIT A

    DO NOT DESTROY THIS ORIGINAL NOTE: WHEN PAID, THE ORIGINAL NOTE, TOGETHER WITH THE DEED OF TRUST SECURING SAME, MUST BE SURRENDERED TO THE TRUSTEE FOR CANCELLATION AND RETENTION BEFORE RECONVEYANCE WILL BE MADE.

                                PROMISSORY NOTE
                                (EMPLOYEE LOAN)

$130,000.00                                               Burlingame, California
                                                                    May 22, 1998

    For value received, the undersigned John F. Warner, Ph.D. (the "Borrower), promises to pay to Megabios Corp., a Delaware corporation (the "Company"), at its principal office at 863A Mitten Road, Burlingame, CA 94010, or at such other place as the Company shall designate in writing, the aggregate principal amount of $130,000.00 together with interest thereon, payable at the time and in the manner set forth in that certain Loan Agreement (Employee Loan) dated as of May 22, 1998 by and between the Borrower and the Company (the "Loan Agreement"), the terms of which are incorporated herein by reference.

    This Note is secured by a deed of trust granting to the Company a second lien on Borrower's principal residence (the "Property") in the form attached hereto as EXHIBIT B.

    In the event of any default on this Note, Borrower agrees to pay the Company the default interest set forth in the Loan Agreement and all expenses incurred by the Company including, without limitation, reasonable attorney's fees and court costs (including any costs of appeal), in enforcing and collecting this Note.

    The Borrower and all endorsers, sureties and guarantors hereof hereby jointly and severally waive presentment, demand for payment, notice of dishonor, notice of protest, and protest, and all other notices or demands in connection with the delivery, acceptance, performance, default, endorsement or guaranty of this Note. No delay or failure by the holder of this Note in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise. The rights and remedies of the holder of this Note shall be cumulative and shall not preclude the assertion by the holder hereof of any other rights or the seeking by the holder hereof of any other remedies against the Borrower.

    This Note shall be governed by and construed in accordance with the laws of the State of California, as such laws are applied by California courts to contracts made and to be performed entirely in California by residents of that state. If any term or provision of this Note shall be held

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invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

    The provisions of this Note shall be binding upon, and inure to the benefit of, any successor of undersigned and extend to any holder hereof.

                                          DEBTOR:

                                          /s/ John F. Warner
                                          --------------------------------------

                                          John F. Warner, Ph.D.

                                          Address:

                                          2698 Derby Dr.
                                          --------------------------------------
                                          San Ramon, CA 94583
                                          --------------------------------------

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